UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

RMR Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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Notice of Annual Meeting

of Shareholders

Friday, May 22, 2020 at 9:30 a.m., Eastern Time

**VIA INTERNET WEBCAST ONLY**

LETTER TO OUR SHAREHOLDERS FROM YOUR BOARD OF TRUSTEES

Dear Shareholder:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, service providers, personnel and other stakeholders, the location of the annual meeting of shareholders (the “Annual Meeting”) of RMR Real Estate Income Fund (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 22, 2020 at 9:30 a.m., Eastern Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held via Internet webcast only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 30, 2020, the record date. Please vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting even if you plan to participate in the Annual Meeting by webcast. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and you may use that proxy to vote your shares for the Annual Meeting.

May 11, 2020

Jennifer B. Clark John L. Harrington Joseph L. Morea Adam D. Portnoy Jeffrey P. Somers

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2020

9:30 a.m., Eastern time

**VIA INTERNET WEBCAST ONLY**

ITEMS OF BUSINESS

1. Elect the Trustee nominee identified in the Proxy Statement to the Company’s Board of Trustees; and

2. If properly presented at the meeting, vote on a shareholder proposal; and

3. Transact such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.

RECORD DATE

You can vote if you were a shareholder of record as of the close of business on March 30, 2020.

PROXY VOTING

Shareholders of record on the record date may participate in and vote at the meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://viewproxy.com/RMRRealEstateIncomeFund/broadridgevsm/.

Please have the control number located on your proxy card or Notice of Internet Availability available.

If you hold your shares in the name of a brokerage firm, bank, nominee or other institution (“street name”), you must provide a legal proxy from that institution in order to vote your shares at the meeting. The registration instructions will guide you through the verification process to ensure you have a valid legal proxy. If you hold your shares in street name and only wish to attend the meeting, but not cast a vote at the meeting, you will need to present verification from the brokerage firm, bank, nominee or other institution where you hold your shares that you are a beneficial owner. The registration instructions will likewise guide you through this verification process. Beneficial owners holding their shares in street name who wish to attend and/or vote at the meeting should complete the registration process at least three days in advance of the meeting to ensure that all documentation and verifications are in order.

If you have any other questions prior to the meeting, please call Investor Relations at the phone number provided in the proxy statement.

May 11, 2020

Newton, Massachusetts

By Order of the Board of Trustees,

Jennifer B. Clark

Secretary